1 GOLD FIELDS LIMITED (Registration No. 1968/004880/06) SHARE INCENTIVE PLAN 2025 2 CONTENTS PART 1 – INTRODUCTION ............................................................................................................................... 3 1. INTRODUCTION ................................................................................................................................ 3 2. DEFINITIONS AND INTERPRETATION ............................................................................................ 4 3. OBJECT ........................................................................................................................................... 11 PART 2 – ADMINISTRATION OF THE PLAN ................................................................................................. 12 4. THE PLAN ........................................................................................................................................ 12 5. ADMINISTRATION OF THE PLAN ................................................................................................... 12 6. ADMINISTRATOR ............................................................................................................................ 12 7. COSTS ............................................................................................................................................. 12 PART 3 –AWARDS ......................................................................................................................................... 13 8. ANNUAL REMCO DETERMINATION .............................................................................................. 13 9. AWARDS.......................................................................................................................................... 13 10. VESTING AND SETTLEMENT OF AWARDS .................................................................................. 14 11. MALUS - REDUCTION OR FORFEITURE ....................................................................................... 16 12. CLAWBACK ..................................................................................................................................... 16 13. TERMINATION OF EMPLOYMENT ................................................................................................. 16 14. TESTING AND REVIEW OF PERFORMANCE CONDITION(S) ...................................................... 17 PART 4 – GENERAL ....................................................................................................................................... 19 15. INSOLVENCY .................................................................................................................................. 19 16. POOR PERFORMANCE AND DISCIPLINARY PROCEDURES ...................................................... 19 17. CHANGE OF CONTROL .................................................................................................................. 19 18. VARIATION IN SHARE CAPITAL..................................................................................................... 20 19. TAX LIABILITY ................................................................................................................................. 20 20. LEGAL REQUIREMENTS ................................................................................................................ 21 21. AMENDMENT OF THE PLAN .......................................................................................................... 22 22. STRATE ........................................................................................................................................... 22 23. DISPUTES ....................................................................................................................................... 22 24. DATA PROTECTION ....................................................................................................................... 22 25. DOMICILIUM AND NOTICES ........................................................................................................... 23 26. TERMINATION OF THE PLAN ........................................................................................................ 24 27. GENERAL PROVISIONS ................................................................................................................. 24 28. COUNTRY SCHEDULE – CANADA ................................................................................................. 26 29. COUNTRY SCHEDULE – GHANA ................................................................................................... 29 30. COUNTRY SCHEDULE – PERU...................................................................................................... 30 3 PART 1 – INTRODUCTION 1. INTRODUCTION The purpose of the Plan is to provide Participants with the opportunity to share in the success of the Group and provide alignment between Participants and shareholders, by providing Participants with the opportunity to receive Shares in the Company through the Award of Conditional Shares. Conditional Shares can be awarded as: Restricted Shares (or Restricted Share Rights) (in which case they are only subject to the Employment Condition) and may take the form of: 1.2.1.1 Deferred awards – a deferral of a portion of the short-term incentive; or 1.2.1.2 Retention awards – made on an ad hoc basis to key members of the management team, at the Committee’s discretion; or Performance Shares (or Performance Share Rights) (in which case they are subject to both the Employment Condition and Performance Conditions), subject to the Committee’s discretion. 4 2. DEFINITIONS AND INTERPRETATION In the Plan, unless the context indicates otherwise, the following words and expressions will have the meanings assigned thereto: Administrator means a service provider appointed by the Company or relevant Employer Company to act on behalf of the Company or that Employer Company in performing its obligations in terms of the Plan; Applicable Laws in relation to any person or entity, all and any statutes, subordinate legislation and common law; regulations; ordinances and by-laws; accounting standards; directives, codes of practice, circulars, guidance notices, judgments and decisions of any competent authority, compliance with which is mandatory for that person or entity, whether within the Republic of South Africa or any jurisdiction in which an Award is made; Award means the award to an Eligible Employee of Performance Shares or Restricted Shares in terms of clause 9 and the word Awarded will be construed accordingly, provided that an Award is subject to the Clawback Policy, and any rules, laws or regulations applicable to the Group in relation to the clawback or recovery of compensation; Award Date means the date on which the Committee resolves to make an Award to an Eligible Employee; Award Letter means the letter delivered by an Employer Company to an Eligible Employee in terms of clause 9.1, notifying such Eligible Employee of an Award and setting out the terms of the Award; Award Value the Rand value of an Award made to a Participant, determined by multiplying the number of Performance Shares and/or Restricted Shares Awarded by the Market Value of those Shares on the Award Date; Auditors means the registered auditors of the Company, from time to time; Board means the board of directors of the Company or any committee thereof to whom the powers of the board of directors of the Company in respect of the Plan are delegated; Broker means the financial intermediary appointed by the Company or the relevant Employer Company to perform the services specified in the Plan on behalf of the Participants; Brokerage Account means a securities account held for the benefit of a Participant that may be used to trade in securities; Business Day means any day on which the JSE is open for the transaction of business; Change of Control means all circumstances where a party (or parties acting in concert), directly or indirectly, obtains - 2.1.12.1 beneficial ownership of 50 (fifty) percent or more of the Company's issued Shares; or 2.1.12.2 control of 50 (fifty) percent or more of the voting rights at meetings of the Company; or

5 2.1.12.3 the right to control the management of the Company or the composition of the Board; or 2.1.12.4 the right to appoint or remove directors holding a majority of voting rights at Board meetings; or 2.1.12.5 the approval by the Company's shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company's assets or undertakings, but in all cases excluding any event which the Committee considers represents an internal reconstruction or reorganisation of the share capital of the Company or the Group or any other event immediately following which the Shares are ultimately (and whether directly or indirectly) held by the substantially the same persons as immediately preceding the event (and for the avoidance of doubt, where a de- listing of Shares from trading on any stock exchange by itself shall also not constitute a Change in Control); Change of Control Date means the date on which the Change of Control of the Company becomes effective; CIC Agreement means any Change of Control agreement concluded between specified executive Participants, and any member of the Group, as amended or replaced from time to time; CIC Qualifying Termination means the Participant’s employment with any member of the Group terminating within twelve (12) months following a Change in Control if the termination: 2.1.15.1 results in the Participant no longer holding any office or employment with any member of the Group; and 2.1.15.2 results from: 2.1.15.2.1 a member of the Group terminating the Participant’s employment other than in accordance with, or by notice on grounds that would fall within, clause 15.5 (Termination and Suspension) of the Employment Agreement; 2.1.15.2.2 the Participant resigning for Good Reason; or 2.1.15.2.3 any other reason, if the Committee so decides in any particular case; Clawback means the recoupment of the Over-Remuneration Amount from a Participant in accordance with the Clawback Policy, and/all any other existing and future Company malus and compensation clawback policy in place from time to time. Clawback Policy means the Gold Fields Incentive-Based Remuneration Clawback Policy, as amended from time to time, which gives the Committee the discretion to apply Clawback as described in the Clawback Policy; Committee means the Remuneration Committee of the Board or any person(s) to whom the powers of the Committee in respect of the Plan have been delegated (but then only in accordance with the terms of such delegation), which persons do not hold any executive office within the Group; 6 Companies Act means the South African Companies Act 71 of 2008, or any similar act promulgated in countries outside of the Republic of South Africa, as amended or replaced from time to time Company means Gold Fields Limited, a company duly incorporated and registered in accordance with the laws of the Republic of South Africa under registration number 1968/004880/06, listed on the JSE; Country Schedule means to the extent required from time to time, a schedule to these Rules to be adopted as directed by the Board, governing participation in the Plan by Employees employed by the Group in jurisdictions other than South Africa; Date of Termination of Employment means the date on which a Participant is no longer employed by, or ceases to hold salaried office in, any Employer Company; provided that, where a Participant’s employment is terminated without notice or on terms in lieu of notice, the Date of Termination of Employment will be deemed to be the date on which the termination takes effect, and where such employment is terminated with notice, the Date of Termination of Employment will be deemed to be the date on which that notice expires; Eligible Employee means an Employee who is deemed to be eligible for participation in the Plan by the Committee; Employee means any person holding salaried employment or office with any member of the Group (including any executive director but excluding a non- executive director; Employer Company means the specific member of the Group (which includes both local and foreign entities) that is the employer of the relevant Eligible Employee; Employment Condition means the condition of continued employment with the Group for the duration of the Employment Period, as specified in the Award Letter; Employment Period means the period commencing on the Award Date and ending on the date specified in the Award Letter (both dates inclusive) during which the Participant is required to fulfil the Employment Condition; Fault Termination means the termination of employment of a Participant by the Group by reason of- 2.1.28.1 misconduct; 2.1.28.2 poor performance; 2.1.28.3 retirement before the Retirement Date (other than an approved early retirement); or 2.1.28.4 resignation by the Participant; Financial Markets Act means the Financial Markets Act 19 of 2012, or any similar act promulgated in countries outside of the Republic of South Africa, as amended or replaced from time to time; Financial Year means the Company’s financial year, which runs from 1 January to 31 December of each year, as at the adoption of the Plan; Good Reason has the meaning given to it in the CIC Agreement; 7 Group means the Company and any other company, body corporate or other undertaking which is or would be deemed to be a subsidiary of the Company in terms of the Companies Act, and the expression member of the Group will be construed accordingly; Ill-health means a physical or psychological condition, including a disability or a condition caused by an injury, diagnosed by a Company approved Medical Practitioner, which renders the Employee incapable of performing their duties in terms of their contract of employment; Incentive Remuneration has the meaning given in the Clawback Policy; Income Tax Act means the South African Income Tax Act 58 of 1962, as amended or replaced from time to time, or any similar act promulgated in countries outside of the Republic of South Africa; JSE means the JSE Limited, a public company incorporated in accordance with the laws of the Republic of South Africa under registration number 2005/022939/06, which is licensed to operate as an exchange in terms of the Financial Markets Act; LRA means the Labour Relations Act 66 of 1995, as amended or replaced from time to time or any similar act promulgated in countries outside of the Republic of South Africa; Malus means the reduction (in part or full) of Incentive Remuneration of a Participant in accordance with the Malus Policy; Malus Policy means the Group Malus Policy, as amended from time to time, which gives the Committee the discretion to reduce any unvested Award as described in the Malus Policy; Market Value means the 20 (twenty) day volume weighted average price of a Share traded on the JSE on the Business Day on which a determination of the Market Value of a Share is to be made for purposes of these Rules; Medical Practitioner means a person who is certified to diagnose and treat patients and who has the required registration with a professional council established in the country in which the Award is made; No Fault Termination means the cessation or termination of employment of a Participant by the Group by reason of - 2.1.42.1 death; 2.1.42.2 injury, disability, or Ill-health, in each case diagnosed by a Medical Practitioner nominated by the relevant Employer Company; 2.1.42.3 Retrenchment; 2.1.42.4 retirement on or after the Retirement Date (but including approved early retirement); 2.1.42.5 the company in which the Eligible Employee is employed ceasing to be a member of the Group; or 2.1.42.6 the undertaking in which the Eligible Employee is employed being transferred to a transferee which is not a member of the Group; 8 Notice means the notice contemplated in clause 10 whether in written or electronic form; Over-Remuneration Amount has the meaning given in the Clawback Policy; Participant means an Eligible Employee that receives an Award in terms of clause 9 and who has not explicitly rejected such Award; in the case of the Employee’s death the term “Participant” includes the administrator or executor of Employee’s deceased estate; Plan means the Gold Fields Limited Share Incentive Plan 2025, established in terms of these rules, as amended from time to time; Performance Condition(s) means a condition of Vesting of an Award of Performance Shares, as set out in the Award Letter; Performance Period means the period(s) in respect of which the Performance Conditions are to be satisfied, as stated in the Award Letter; Performance Shares means an Award of conditional rights to Shares which is made to an Eligible Employee, the Vesting of which is subject to the fulfillment of both the Performance Condition and the Employment Condition. Performance Shares may also be referred to as “Performance Share Rights” in certain jurisdictions; Personal Information means personal information as defined in section 1 of POPIA and includes “special personal information” defined in section 26 of POPIA, as amended or replaced from time to time, or an equivalent definition in a similar act promulgated in a different country or jurisdiction; POPIA means the Protection of Personal Information Act, No. 4 of 2013, and any Regulations, directives or guidelines published thereunder from time to time; Privacy Policy means any Group or country-specific policy, which regulates data protection and other related matters, as amended from time to time; Recharge Policy a policy or agreement in force from time to time between the Company and an Employer Company regulating the recharge of the Award Value and any related costs and the manner in which Settlement will be funded; Restatement has the meaning given in the Clawback Policy; Restricted Shares means an Award of conditional rights to Shares, made to an Eligible Employee, the Vesting of which is subject to the fulfillment of the Employment Condition. Restricted Shares may also be referred to as “Restricted Share Rights” in certain jurisdictions; Retirement Date means in relation to a Participant employed in a jurisdiction where the concept of ‘retirement’ applies, retirement: 2.1.56.1 at the earliest date on which, or age at which, a Participant can be required to retire by any Employer Company determined in accordance with the Group’s retirement policies or the Participant’s Employment Agreement, as the case may be (normal retirement age); or 2.1.56.2 prior to the normal retirement age with the approval of the Company or relevant Employer Company (approved early retirement); or

9 2.1.56.3 the date approved by the Company or relevant Employer Company in jurisdictions which do not explicitly specify a normal retirement age; Retrenchment means a dismissal based on the Employer Company’s operational requirements, as contemplated in the LRA, or any similar act promulgated in countries outside of the Republic of South Africa; Revenue Authority means the institution in a country that administers the relevant Tax legislation and/or to whom Tax should be paid by law; Rights Issue means the offer of any securities of the Company to all ordinary shareholders of the Company pro rata to their holdings at the applicable record date; Rules means these Rules, as amended from time to time; Secretary means the company secretary for the time being of the Company; Securities Transfer Tax means the tax levied on the transfer of a security in South Africa and any similar applicable legislation in another jurisdiction; Employment Agreement means the service or employment agreement concluded between specified Participants and any Employer Company, as amended or replaced from time to time; Settle means following the Vesting Date, transfer to the Participant of the number of Shares comprising a Vested Award and the words Settlement and Settled will be construed accordingly; Settlement Date means the date on which a Participant is entitled to Settlement in accordance with clause 10, provided that if the date falls on a date which, or during a period which: 2.1.65.1 by virtue of any Applicable Laws or any policy of the Group (including any corporate governance policy) it is not permissible to Settle Shares; or 2.1.65.2 by virtue of any Applicable Laws or any policy of the Group (including any corporate governance policy) it is not permissible for the escrow agent/broker to receive or otherwise deal/trade in Shares, the Settlement Date will be as soon as reasonably practicable after the date on which it becomes permissible to Settle the Award of Shares for the Participant, to receive Shares; Shares means ordinary shares in the capital of the Company (or such other class of shares as may represent the same because of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the Plan may apply from time to time); Tax means any present or future tax or other charge of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income tax (whether based on or measured by income/revenue or profit or gain of any nature or kind or otherwise and whether levied under the Income Tax Act or otherwise), capital gains tax, value-added tax and any charge in the nature of taxation, and any interest, penalty, fine or other payment on, or in respect thereof but specifically excluding issue duty, stamp duty, marketable securities tax and uncertificated securities tax; 10 Vest means the event which confers on the Participant the unconditional entitlement to the Restricted Shares and/or Performance Shares, and Vested and Vesting will have equivalent meanings; Vesting Date means, in respect of an Award, the date (or dates) determined by the Committee in terms of clause 8.2.4 and notified to a Participant in the Award Letter in terms of clause 9.1.4; and Vesting Period means the period which commences on the Award Date and terminates on the Vesting Date. General Interpretation For purposes of the Plan: 2.2.1.1 clause headings are used for convenience only and shall be ignored in its interpretation; 2.2.1.2 unless the context clearly indicates a contrary intention, an expression which denotes: 2.2.1.2.1 any gender includes the other genders; 2.2.1.2.2 a natural person includes an artificial person (whether corporate or unincorporate) and vice versa; and 2.2.1.2.3 the singular includes the plural and vice versa; The Plan will be given effect to in accordance with: 2.2.2.1 the Companies Act; 2.2.2.2 the Listings Requirements, including paragraphs 3.63 to 3.74 and 3.92 to the extent applicable; and unless the context clearly indicates a contrary intention, words and expressions defined in the Companies Act shall bear the meanings therein assigned to them; all references to a statute and the Listings Requirements shall be to such statute and the Listings Requirements (as the case may be) as at the date of adoption of the Plan by the Company and as amended, replaced or superseded from time to time thereafter. the use of the word including, or includes, or include, followed by a specific example will not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule will not be applied in the interpretation of such general wording or such specific example/s; a Participant who ceases to be employed by an Employer Company on the basis that they are: 2.2.6.1 immediately thereafter employed by another Employer Company; or 2.2.6.2 thereafter re-employed by such Employer Company pursuant to it being determined that their employment was terminated on a basis which was not in accordance with the LRA; shall be deemed not to have terminated their employment for the purposes of the Plan and their rights shall be deemed to be unaffected; and 11 a Participant who is an executive director of any Employer Company who retires and/or resigns on the basis that they are immediately re-elected in accordance with the constitutional documents of that (or another) Employer Company will be deemed not to have terminated their employment with that Employer Company. If any provision in a definition is a substantive provision conferring any right or imposing any obligation on anyone then, notwithstanding that it is only in a definition, effect will be given to it as if it were a substantive provision in the body of the Plan. When any number of days is prescribed in the Plan, same will be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday, or official public holiday, in which case the last day will be the next succeeding day which is not a Saturday, Sunday or official public holiday. 3. OBJECT The object and purpose of the Plan is to: incentivise Eligible Employees to meet strategic short-, medium-, and long-term objectives that will help deliver value to the Company’s shareholders and other stakeholders; achieve alignment between the Eligible Employees’ remuneration and the interests of the Company’s shareholders; and act as a retention mechanism in a market where skilled employees are in high demand. 12 PART 2 – ADMINISTRATION OF THE PLAN 4. THE PLAN The Plan is hereby constituted and will be administered for the purpose and in the manner set out in this document. 5. ADMINISTRATION OF THE PLAN The Committee is responsible for the operation and administration of the Plan and has the final discretion to decide whether and on what basis the Plan will be operated. Subject to clause 21, where the Plan refers to the discretion of the Committee or the Board (as applicable), such discretion will be sole, absolute, and unrestricted unless the contrary is expressed, provided that if the Committee or the Board (as applicable) delegates the authority to exercise discretion, the discretion should be exercised in terms of the Plan. Subject to clause 20 and clause 21, the provisions of the Plan and the approval of the Board, the Committee will be entitled to make and establish such rules and regulations, and to amend them from time to time, as it deems necessary or expedient for the proper implementation and administration of the Plan. 6. ADMINISTRATOR The Company or relevant Employer Company (as applicable) may appoint an Administrator to act on its behalf in performing its obligations under the Plan. For purposes of the Plan, references to “Company” or “Employer Company” include an Administrator that has been appointed in terms of this clause 6. 7. COSTS Prior to the Vesting Date, all costs and expenses relating to the Plan including, for the avoidance of doubt, all costs relating to the Administrator, (Costs) will be for the Company’s account. The Company may recover from each Employer Company such Costs as may be attributable to the participation of any of its Employees in the Plan in accordance with the Recharge Policy. Notwithstanding the provisions of clauses 7.1 and 7.2, the Company may procure, if applicable, that the relevant Employer Company will: bear all Costs of and incidental to the implementation and administration of the Plan and will, as and when necessary, provide all requisite funds and facilities for that purpose; and provide all secretarial, accounting, administrative, legal, and financial advice and services, office accommodation, stationery, and so forth for the purposes of the Plan. After the Vesting Date, all Costs and Tax will be for the Participant’s account. The Participant will be liable for all Tax payable because of benefits due to them in terms of the Plan.

13 PART 3 –AWARDS 8. ANNUAL REMCO DETERMINATION The Committee may from time to time call upon the Employer Companies to nominate Eligible Employees for participation in this Plan. The Committee shall have the final authority to determine: which Employees will be eligible to receive an Award; the Award Date; the number of Restricted Shares and/or Performance Shares applicable to an Award; the Vesting Dates and Vesting Periods applicable to the Award; the Performance Condition and Performance Period which may apply to an Award; whether any additional performance or other vesting conditions are applicable to the Award; and the Malus (forfeiture) and Clawback provisions applicable to the Award. Subject to clause 21, the Committee will be entitled, in its absolute discretion, to vary any of the terms of an Award, including, but not limited to, the Award Date, the Vesting Date(s) and the applicability of Malus (forfeiture) or Clawback. The Committee may, in its sole and absolute discretion, authorise the grant of ad hoc Awards to Employees on such terms and conditions as it may deem appropriate. 9. AWARDS The Employer Company will, as soon as reasonably practicable on or after the Award Date, notify the Employee of the Award in an Award Letter. The Award Letter will be in the form prescribed by the Committee from time to time and will specify: the name of the Eligible Employee; the Award Date; the number of Performance Shares and/or Restricted Shares applicable to an Award; the Vesting Dates and Vesting Periods applicable to the Award; the Employment Condition and Employment Period applicable to the Award; the Performance Condition and Performance Period which may apply to an Award; whether any additional performance or other vesting conditions are applicable to the Award; where applicable, the Malus (forfeiture) and Clawback provisions applicable to the Award; a stipulation that the Award is subject to the provisions of the Plan; and 14 where a copy of the Plan might be obtained. Subject to clause 11, an Award is (and Performance and Restricted Shares are) personal to a Participant and will not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by a Participant. There will be no consideration payable by the Participant for the Award. For the avoidance of doubt, the Employer Company may recover Securities Transfer Tax from the Participant. The Employee who does not wish to accept an Award must deliver a rejection notice to the Employer Company on or before the date indicated in the Award Letter indicating their rejection of the terms and conditions of the Plan, otherwise the Award will be deemed to have been accepted. An Award may be cancelled or forfeited at any time after the Award Date if the provisions of clauses 11 or 13 apply or if the Committee and the Participant so agree in writing. 10. VESTING AND SETTLEMENT OF AWARDS Vesting The Vesting of a Restricted Share Award is subject to the satisfaction of the Employment Condition and any other conditions imposed by the Committee in terms of clause 8.2.6. The Vesting of a Performance Share Award is subject to the satisfaction of the Employment Condition and the Performance Condition as specified in clause 14 and any other conditions imposed by the Committee in terms of clause 8.2.6. Subject to clauses 10.6, 13 and 14, on the Vesting Date, a Participant will have the right to delivery of the number of Shares that have Vested. Settlement The Company or relevant Employer Company shall procure that Shares are Settled in accordance with 10.5 as soon as reasonably practicable after the relevant Vesting Date. To Settle an Award, the Company or relevant Employer Company shall incur an expense by making a cash contribution to any third party equal in value to the required number of Shares on the Vesting Date in Settlement of the Award on the basis that the third party will acquire the required number of Shares on the open market and effect Settlement to the Participant. For Settlement to take place, the Participant must provide their Employer Company with a Notice or electronic submission, 20 (twenty) days before the Vesting Date, confirming whether they would like their Shares to be: delivered to them (in which case they must provide their Employer Company with the details of their Brokerage Account in the Notice); or to the extent permitted under jurisdictional Applicable Law, sold on the market on their behalf (in which case they will receive the proceeds from the sale net of their Tax liability in cash). If the Participant: 15 fails to provide their Employer Company with a Notice in accordance with clause 10.6; or fails to provide their Employer Company with the details of their Brokerage Account in their Notice in accordance with clause 10.6.1, on the Vesting Date, the Company will instruct the Broker to sell all the Participant’s Shares on the JSE and procure the payment by the relevant Employer Company to the Participant of a cash amount equal to the proceeds from the sale of the Shares. For the avoidance of doubt, the Shares sold for purposes of this clause 10.7, will be sold as part of bulk sale and, in calculating the proceeds to be distributed to each Participant, the Broker will apply an average amount attributable to each Share sold in the bulk sale, determined in accordance with the following formula: Y = (E - F) / G Where: Y is the average amount of proceeds per Share sold as part of the bulk sale; E is the total proceeds from the bulk sale of the Shares; F is the total amount of costs and Securities Transfer Tax that are attributable to the bulk sale; and G is the total Shares sold in the bulk sale. Notwithstanding the above, the Participant will pay, in such manner as the Committee may from time to time prescribe, any such additional amount which the Committee may notify the Participant of in respect of any deduction on account of Tax as may be required by Applicable Laws which may arise on Vesting or delivery of the Shares. Subject to clause 19, if the Participant elects to take Settlement of the Shares (and complies with the provisions of clause 10.6.1), the Company or relevant Employer Company will instruct the Broker to procure that the number of Shares contemplated in 10.3 are Settled to the Participant’s Brokerage Account as soon as reasonably possible after the Vesting Date. Prior to the Settlement of the Award, a Participant will not be entitled to any rights in and to the Shares. A Participant shall be entitled to all shareholder rights in respect of the Shares as of the Settlement Date. If the Settlement Date falls on a date on which or period during which, due to any Applicable Law or policy of the Group (including any corporate governance policy), it is not permissible to Settle Shares to a Participant, or for a Participant to receive Shares, the Settlement Date will be on a date as soon as reasonably practicable after the date on which it becomes permissible to Settle the Shares and/or to deal/trade in the Shares, as the case may be. In exceptional circumstances, the Committee may exercise its discretion to direct that an Award (or any part thereof) is Settled in cash equal in value to the Market Value of the required number of Shares on the Vesting Date, which sum shall then be paid in full Settlement of the Award on the Settlement Date, less any applicable Tax. It is recorded that mandatory cash settlement is not intended to be a principal mode of Settlement and is only envisaged to be a fall-back mechanism to address regulatory constraints or other unusual circumstances. 16 Delivery and ownership Following Settlement, the Performance Shares and/or Restricted Shares will be fully paid up and will rank pari passu with the existing issued Shares and will have the same voting rights as the existing issued Shares. The Participant shall not have any restrictions under this Plan on their ownership rights in the Performance Shares and/or Restricted Shares upon delivery of the Shares to their Brokerage Account on the Settlement Date, and such Shares will no longer be subject to reduction or forfeiture in terms of clause 11. The Participant shall be personally responsible for maintaining their Brokerage Account and paying all relevant fees associated therewith. 11. MALUS - REDUCTION OR FORFEITURE The Committee may exercise its discretion to determine that an Award is subject to reduction or forfeiture (in whole or in part) in accordance with the Company’s Malus Policy. To the extent that clause 11.1 applies to an Award, the Committee will determine if the Award will be reduced in whole or in part in accordance with the Malus Policy. If the Committee does so determine, then the Award will be forfeited in whole or in part, as applicable, on the date of such determination. The Company or the Employer Company is hereby irrevocably and in rem suam nominated, constituted, and appointed as the Participant’s sole attorney and agent to sign and execute all such documents and do all such things as are necessary for that purpose. If the Award is reduced in its entirety, the Performance and/or Restricted Shares Awarded to the Participant will be forfeited, and the Participant will no longer have any entitlement to any of the rights or benefits attaching to the Shares. If the Award is subject to a partial reduction, the number of Performance and/or Restricted Shares Awarded to the Participant that make up that reduced portion of the Award will be treated in accordance with clause 11.2 above. 12. CLAWBACK The Committee will apply the provisions of the Clawback Policy where the Company is required to prepare a Restatement and the Committee determines that an Over- Remuneration Amount was received by a Participant. 13. TERMINATION OF EMPLOYMENT No Fault Terminations Subject to clause 13.1.3 below, if a Participant ceases to be employed by reason of a No Fault Termination prior to the applicable Vesting Date, a portion of the Participant’s Award will Vest on the original Vesting Date based on the extent to which the Employment Condition and the Performance Condition (where applicable) have been met on the Vesting Date, as described in clause 13.1.2. For the avoidance of doubt, the Vesting Date will not be accelerated unless specifically approved by the Committee. The portion of the Award that Vests will be calculated based on:

17 13.1.2.1 the number of months served between the Award Date and the Date of Termination of Employment divided by the total number of months in the Employment Period; and 13.1.2.2 where applicable to Performance Shares, the extent to which the Performance Condition has been met on the Vesting Date, determined in accordance with clause 14. Notwithstanding the provisions of clauses 13.1.1 and 13.1.2, if, in the opinion of the Committee, the circumstances of the Participant ceasing to be employed are such as to warrant their being entitled to retain their Performance and/or Restricted Shares (or part thereof) or for those Awards to be Settled or Awarded (in whole or in part) other than as directed in terms of the Plan, then the Employer Company, on approval by Committee in its sole and absolute discretion, will confirm in writing to such Participant that they may retain their Award (or part thereof), notwithstanding that they have ceased to be employed. Fault Terminations If a Participant ceases to be employed by reason of a Fault Termination prior to the applicable Vesting Date, any unvested Award will be deemed to have been forfeited and cancelled, provided that if, in the opinion of the Committee, in its sole and absolute discretion, the circumstances of the Participant’s ceasing to be employed are such as to warrant their being entitled to retain their Awards (or portion thereof) in terms of the Plan, then Committee the Employer Company will confirm in writing to such Participant that they may retain their Award, or a portion thereof, notwithstanding that they have ceased to be employed. In such event, the Participant’s Award, or a portion thereof, will be treated as set-out in clause 13.1.1. The Committee may exercise its discretion to determine the Fault Termination or No- Fault Termination status of Participants for any reason not contemplated in the Plan, including a mutual separation, in its sole and absolute discretion. Where a Participant is transferred from one Employer Company to another Employer Company: all Awards granted to such Participant by the first Employer Company will remain in force on the same terms and conditions as set out in the Plan; and the second Employer Company will assume a pro rata portion of the first Employer Company's obligations in respect of the relevant Awards in consideration for obtaining the Participant's services from the first Employer Company. 14. TESTING AND REVIEW OF PERFORMANCE CONDITION(S) As soon as reasonably practicable after the end of the Performance Period in relation to an Award of Performance Shares, the Committee shall review and determine (in its sole and absolute discretion) whether, and the extent to which, the Performance Condition(s) have been met. The Performance Shares will Vest to the extent that the Committee determines that the Performance Condition(s) and any other conditions imposed under clause 9.1.7 have been satisfied. 18 Once the Committee determines the extent to which the Performance Condition(s) have been fulfilled, the Committee shall calculate the number of Performance Shares that will Vest for each Participant based on this outcome. If the Committee determines that the Performance Condition(s) have not been fulfilled above the designated threshold level, no Performance Shares will Vest, and the Award will lapse immediately. The Participant will be notified of such fact accordingly by the Employer Company. Where the Performance Condition(s) have to be reviewed prior to the end of the Performance Period, as envisaged by clause17 the Committee will have regard to the following when determining whether, and the extent to which, the Performance Condition(s) have been satisfied: where the event which triggers the early review occurs within 6 (six) months of the end of the Company’s preceding Financial Year end, the Performance Condition(s) will be reviewed with reference to the Group results reported by the Company at its previous Financial Year end; and where the event which triggers the early review occurs more than 6 (six) months after the end of the Company’s preceding Financial Year end, the Performance Condition(s) will be reviewed with reference to the Group results to be reported by the Company in respect of the forthcoming Financial Year end. 19 PART 4 – GENERAL 15. INSOLVENCY All unvested Awards will be deemed to have been reacquired, and accordingly not entitle a Participant to Settlement, upon a Participant making an application for the voluntary surrender of their estate or their estate being otherwise sequestrated or any attachment of any interest of a Participant under the Plan, unless the Committee, in its sole and absolute discretion, determines otherwise and then subject to such terms and conditions as the Committee may determine. If the Company is placed in final liquidation, the Secretary will notify the Participant thereof in writing and all Awards that have not Vested at the date of notification will be forfeited. 16. POOR PERFORMANCE AND DISCIPLINARY PROCEDURES In the event of a pending disciplinary and/or poor performance process against any Participant, or the contemplation of such process, then the Committee may exercise its discretion to determine that the Vesting of any Award and/or the delivery of Shares will be suspended until the final conclusion of such process, at which time the Award will Vest and/or the Shares be delivered, or the provisions of clauses 11 or 13 will be applied, whichever is applicable. 17. CHANGE OF CONTROL The provisions of this clause 17 only apply to the Chief Executive Officer and the members of the Executive Committee and should be read together with the provisions of the CIC Agreement. In the event of an inconsistency between this clause 17 and the CIC Agreement, the CIC Agreement will prevail. In the event of a Change of Control occurring before the Vesting Date, where the Participant is subject to a CIC Qualifying Termination, a portion of the Award will Vest early on the Change of Control Date on a pro-rated basis, as follows: In respect of Performance Shares, the portion of the Award that Vests will reflect the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Vesting Period. The Performance Condition will be deemed to have been satisfied to the extent required for 100% (one hundred percent) of the Award of Performance Shares to Vest (on-target performance). Subject to clause 17.3, the portion of the Award of Performance Shares that does not Vest will lapse. In respect of Restricted Shares, the portion of the Award that Vests will reflect the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period. Subject to clause 17.3, the portion of the Award of Restricted Shares that does not Vest will lapse. In respect of the portions of an Award that do not Vest in terms of clauses 17.2.1 and 17.2.2, the Committee may in its discretion adjust the number of Awards or convert Awards into awards in respect of shares in one or more other companies; provided the Participants shall be no worse off because of such adjustment or conversion. In the case that an acquiring shareholder does not wish to provide such replacement awards to the Participants, the remaining portion of the Award will also Vest. 20 18. VARIATION IN SHARE CAPITAL Capitalisation Issue, Rights Issue, subdivision or consolidation of Shares, and liquidation In the event of a: 18.1.1.1 Capitalisation Issue; or 18.1.1.2 a Rights Issue; or 18.1.1.3 a subdivision of Shares; or 18.1.1.4 a consolidation of Shares; or 18.1.1.5 the Company entering a scheme of arrangement as contemplated in section 114 of the Companies Act; or 18.1.1.6 the Company making distributions, including a reduction of capital and distribution in specie, other than a dividend paid in the ordinary course of business; Participants shall continue to participate in this Plan. In the event of a Rights Issue, a Participant shall be entitled to participate in any rights issue in respect of the Shares in accordance with the terms and conditions of the Rights Issue. The provisions of clause 18.1 notwithstanding, the Committee may, where necessary, make such adjustments (without the prior approval of shareholders in a general meeting) to the rights of Participants as may be determined to be fair and reasonable to the Participants concerned by the Committee; provided that any adjustments pursuant to clause 18.1 shall be confirmed by the Auditors and should give a Participant the entitlement to the same proportion of the equity capital as they were previously entitled. The Company shall notify the Participants of any adjustments which are made under clause 18.1 and the determination and verification that the replacement benefits have the same fair value should be performed by an independent valuer. The Auditors will confirm to the Board, in writing, that any adjustments made in terms of clause 18.1 are calculated on a reasonable basis and are in accordance with the provisions of the Plan. Any adjustments made in terms of clause 18.1 will be reported in the Company’s annual financial statements in the year during which the adjustment is made. If the Company is placed into liquidation for purposes other than reorganisation, an Award shall ipso facto lapse as from the liquidation date and any unvested Awards shall lapse from the liquidation date. 19. TAX LIABILITY Subject to any Applicable Law in a jurisdiction in which an Award is made, the Company may withhold any amount required: to meet any costs in respect of the Vesting of an Award for which the Participant is liable; or for employees’ tax,

21 from the Participant’s remuneration or any other amount due by the Company to the Participant. The Company may calculate the number of Shares that represent the value of employees’ tax to be withheld, with reference to the closing price of a Share on the Business Day immediately preceding the Vesting Date (the “Tax Shares”) and subtract the Tax Shares from the number of Shares to be Settled to the Participant. Notwithstanding any other provision in the Plan (including clause 10.8), if the Company or relevant Employer Company is obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold, or deduct any Tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Award, Settlement, delivery to a Participant of Shares, the payment of a cash amount, and/or otherwise in connection with the Plan, then the Company or relevant Employer Company, as the case may be, will be entitled to account for, withhold, or deduct such Tax from any amount due to the Participant, and the Company and/or relevant Employer Company will be relieved from the obligation to deliver any Shares to a Participant or to pay any amount to a Participant in terms of the Plan until the Tax has been discharged in full. Participants agree to indemnify the Group, the Company, relevant Employer Company, and any other member of the Group against any Tax claim of whatever nature or any other liability or obligation incurred by the Group, the Company, relevant Employer Company, and any other member of the Group, which relates to the liability of the Participant because of their participation in the Plan. For the avoidance of doubt, an Award will not be grossed up to consider any Tax of whatsoever nature. The Company is hereby irrevocably and in rem suam nominated, constituted, and appointed as the sole attorney and agent of a Participant, in that Participant's name, place, and stead to sign and execute all such documents and do all such things as are necessary to give effect to the provisions of clause 19 20. LEGAL REQUIREMENTS Notwithstanding any other provision of the Plan, no Shares shall be Settled to any Participant or received pursuant to this Plan if the Committee determines, in their sole discretion, that such Settlement will or may violate any Applicable Laws, the Listings Requirements or the listings requirements of any other securities exchange on which the Shares of the Company are listed. Despite the occurrence of a Vesting Date, all Participants shall be subject to the Group’s policies, standards and procedures relating to trading in the Company’s securities, the Financial Markets Act and the Listings Requirements (and any equivalent legislation or listings rules as may apply to the Company or the Participant) and no Participant shall undertake any action in respect of that Participant’s Shares that will cause the Company to breach its obligations in terms of any Applicable Law, or the Listings Requirements (or the rules of any other securities exchange on which the Shares of the Company are listed). The Company will ensure that no Shares are Settled for the Plan at a time when such acquisition is prohibited by the provisions of the Financial Markets Act or the Listings Requirements. To the extent that the Company is unable to deliver the Shares to a Participant as a result of the provisions of the Financial Markets Act or the Listings Requirements, the Company will deliver the Shares to the Participant as soon as possible after the restriction is lifted; provided that the Company will not be liable for any loss that may be suffered by the Participant as a result of the postponement of delivery in terms of this clause 20. 22 Whilst the members of the Group will make every effort to Settle Shares within a reasonable period for purposes of satisfying their obligations under the Plan, they do not guarantee that they will be able to do so within set time periods. As such, the Group will not be liable for any loss that may be suffered by the Participant because of any fluctuations in the Share price, or for any other reason. 21. AMENDMENT OF THE PLAN The Committee may amend any of the provisions of this Plan, subject to the prior approval of the Board; provided that no such amendment negatively affecting the existing rights of any Participant shall be effected without the prior written consent of the Participant concerned. Clause 21.1 will not apply to any amendment which is: minor and to benefit the implementation or administration of this Plan; to take account of any changes in legislation; or to obtain or maintain favourable Tax, exchange control or regulatory treatment for the Company, any Employer Company or any present or future Participant, including in the case of an adoption of a Country Schedule. 22. STRATE Notwithstanding any provision in the Plan, the Company will not be obliged to deliver to the Participant share certificates in respect of the Shares settled to him/her in terms of the Plan, but will instead be obliged to procure such electronic transactions and/or entries and to deliver to the Participant such documents (if any) as may be required to reflect their rights in and to such Shares pursuant to the provisions of the Companies Act, the Financial Markets Act, the Rules of the Central Securities Depository (being Share Transactions Totally Electronic Limited) and the requirements of the JSE. 23. DISPUTES Should any dispute of whatsoever nature arise from or in connection with the Plan (including an urgent dispute), then the dispute will, unless the parties thereto otherwise agree in writing, be referred to the Group Chief Executive Officer. If the Group Chief Executive Officer is unable to resolve the dispute, or if the dispute relates, directly or indirectly, to the Group Chief Executive Officer, it will be referred to the chair of the Committee who, together with the Committee, will decide thereon, and that decision will be final and binding on all parties to the dispute. This clause is severable from the rest of the Plan and will remain in effect even if the Plan is terminated for any reason. 24. DATA PROTECTION By their participation in the Plan, a Participant understands, agrees and consents to the aspects listed below in addition to the Group’s Privacy Policy: the collection and processing of their Personal Information by the Employer Company, the Company, and any member of the Group for all purposes reasonably connected and associated with the Participant’s participation in the Plan and the administration of the Plan; 23 their Personal Information being shared and processed by external service providers, or any third parties authorised to process the Personal Information on behalf of the Employer Company, the Company and any member of the Group from time to time for purposes of the administration of the Plan; the transferring of their Personal Information to or between any of such persons for all purposes reasonably connected with the administration of the Plan and the processing of such Personal Information by such persons for all purposes reasonably connected with the administration of the Plan; the transfer of their Personal Information to locations outside of South Africa and being stored outside of South Africa from time to time. In this regard, duly authorised representatives shall be entitled to access the Personal Information irrespective of the location from which they do so for all purposes reasonably connected with the administration of the Plan; and the retention of their Personal Information for such period as reasonably required for lawful purposes relating to the functions or activities of the Employer Company, the Company and any member of the Group. The Participant warrants that all their Personal Information provided to the Employer Company, the Company, any member of the Group, or any other third-party authorised to process the Personal Information is, always, up to date, true and correct, and undertakes to update their Personal Information as and when required. The Participant understands that any inaccurate or false information of any kind may impact on their participation in the Plan. The Employer Company, the Company, or any member of the Group, will take appropriate and reasonable steps to protect Participants’ Personal Information that has been collected by, or provided to it, and to prevent the loss, destruction of or unlawful access to or unauthorised disclosure of such information. If a Participant refuses or otherwise fails to provide their Personal Information (or fails to give, or withdraws, their consent for the processing of their Personal Information), the Participant may not be eligible to participate in the Plan and/or this will result in a postponement of the Participant’s rights under the Plan and/or the postponement of the settlement of their allocation. 25. DOMICILIUM AND NOTICES The parties choose domicilium citandi et executandi for all purposes arising from the Plan, including the giving of any notice, the payment of any sum, the serving of any process, as follows: the Company: Physical address: 150 Helen Road, Sandown, Sandton, 2196, South Africa Postal address: Postnet Suite 252 Private Bag X30500 Houghton Johannesburg 2041 E-mail: Anre.Weststrate@goldfields.com For attention: The Company Secretary each Participant: 24 The chosen address and/or e-mail address of each Participant will be the address and/or e-mail address of that Participant reflected in the records of the Group’s payroll system from time to time. Each of the parties will be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or (in the case of a Participant) their address or e-mail address; provided in the case of a Participant such variation is also made to their details on the Group's payroll system. Any notice given and any payment made by any party to the other which: is delivered by hand during the normal business hours of the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being, will be rebuttably presumed to have been received by the addressee at the time of delivery; is posted by prepaid registered post from an address within the Republic of South Africa to the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being will be rebuttably presumed to have been received by the addressee on the 7th (seventh) day after the date of posting; or is transmitted by electronic mail to the addressee at the addressee's electronic address for the time being (for attention: the Secretary in the case of the Company) will be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof. 26. TERMINATION OF THE PLAN The Plan shall terminate if the Committee so resolves at any time, but Awards granted before such termination will continue to be valid and as described in the provisions of this Plan. Any deficit arising from the winding up of this Plan shall be borne by the Company, to the extent not recovered by the Company from Employer Companies. 27. GENERAL PROVISIONS To the extent that shareholder approval is required to authorise any performance by the Group or any member of the Group as contemplated in the Plan, such performance will only take place once the requisite shareholder approval has been obtained. To the extent that the requisite shareholder approval is not obtained, the Committee will exercise its discretion in determining the appropriate response. In certain circumstances, the Committee may be obliged to inform the Participants that their rights under the Plan have been postponed or forfeited. The Company will not be liable for any loss that may be suffered by the Participant because of such postponement or forfeiture. The receipt of an Award in any Financial Year by a Participant does not create any rights and/or expectations that the same Participant will be entitled to any further Award in any subsequent years. An Employee’s eligibility to receive Awards will be determined annually by the Committee. The Plan and participation in it will not form part of any contract of employment between any Employer Company and any Employee, and the rights and obligations of any individual under the terms of their office or employment with the Employer Company will not be affected by their participation in the Plan. This Plan will not grant a Participant any right to continued employment nor will it afford an individual additional rights to compensation or damages for any loss or potential loss which they

25 may suffer (by reason of being unable to receive an Award, Shares, or otherwise) in consequence of the termination of any office or employment within the Group for any reason whatsoever, regardless of whether such termination of employment was lawful, unlawful, fair, or unfair. The Plan will not confer on any person any legal or equitable rights (including, for the avoidance of doubt, any voting rights, or rights to receive Dividends) against any Employer Company directly or indirectly or give rise to any cause of action at law or in equity against any Employer Company. The Plan will be governed by and construed in accordance with the laws of the Republic of South Africa. 26 28. COUNTRY SCHEDULE – CANADA This schedule (“Schedule”) shall apply to all Participants of the Plan who are employed by a Canadian Employer Company (“Canadian Participants”). Canadian Participants shall be subject to the Rules, as amended by this Schedule. For the avoidance of doubt, all references to the “Plan” in this Schedule should be interpreted to mean “the Plan as amended by this Schedule.” DEFINITIONS AND INTERPRETATION References in this Schedule to: (a) a "clause" relate to a clause of the Plan; and (b) a "paragraph" relate to a paragraph of this Schedule. Where there is any conflict between the Rules and the paragraphs of this Schedule, the provisions of this Schedule will prevail. Unless otherwise stated, the words and expressions below have the following meanings for purposes of this Schedule and replace/ remove or delete the definitions duplicated terms in the Rules where applicable: 28.1.3.1 “Date of Termination of Employment” means notwithstanding anything else in the Plan, a Participant shall cease to be employed (i.e., a Participant’s Date of Termination of Employment will be deemed to be) the date when the Participant ceases to be actively providing services to an Employer Company, regardless of whether the cessation of Participant’s employment or office was lawful, and shall not include any period of contractual, common law, civil law or other reasonable notice of termination of employment or office or any period of salary continuance or deemed employment or office; provided, however, that where any greater period is expressly required by applicable employment or labour standards legislation, a Participant shall cease to be employed (i.e., Participant’s Date of Termination of Employment will be deemed to be) immediately following the minimum prescribed period under that legislation. 28.1.3.2 “Fault Termination” means the termination of employment of a Participant by the Group by reason of: 28.1.3.2.1 any action or omission, or series of actions or omissions, by Participant permitting termination of employment without notice under the applicable employment or labour standards legislation (hereinafter “Just Cause”); or 28.1.3.2.2 resignation by the Participant; 28.1.3.3 All references in the Plan to “Retirement” and “Retirement Date” are hereby deleted. 28.1.3.4 “Retrenchment” means the termination of employment of a Participant by the Group on a without Just Cause basis. PART 4 - GENERAL DATA PROTECTION 28.2.1.1 The following provision supplements Section 24 of the Plan: 27 Participant hereby authorizes the Company and its representatives to discuss with and obtain all relevant Personal Information from Participant and/or any personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any member of the Group and any share incentive service provider that may be selected by the Company to assist with the Plan to use and disclose Participant’s Personal Information to other third parties as needed in order to obtain advice, facilitate and administer the Plan and/or comply with their legal obligations. Some members of the Group and service providers may be located in jurisdictions outside of Québec and Canada. Accordingly, Participant’s Personal Information may be accessible to courts, law enforcement, and national security entities in such jurisdictions. Participant understands that they may contact the Company Secretary at 150 Helen Road, Sandown, Sandton, 2196, South Africa in order to: (i) exercise Participant’s rights to access and/or rectify Participant’s Personal Information, where applicable; (ii) withdraw consent to the continued use or disclosure of Participant’s Personal Information, subject to legal obligation and reasonable notice; (iii) ask questions regarding the collection, use and/or disclosure of Participant’s Personal Information in connection with the Plan, and if Participant is resident in Alberta, including questions about the collection, use, disclosure or storage of Personal Information by the Company’s service providers and members of the Group outside Canada; and/or (iv) obtain access to written information about the Company’s policies and practices with respect to service providers and members of the Group outside Canada. GENERAL PROVISIONS The following paragraphs will supplement the Rules in after clause 27.5: “27.6 Language. For any such Participant located in Québec, such Participant confirms that they have had the opportunity to review and negotiate the terms of their award under the Plan and that they have expressly chosen to use the English language, including for any documents, future notices or legal proceedings relating thereto, if applicable. Pour les Participants situés au Québec, les parties confirment qu’elles ont eu l’occasion d’examiner et de négocier le Plan et qu’elles ont expressément choisi d’utiliser la langue anglaise, y compris pour tout document, avis futur ou procédure judiciaire s’y rapportant, le cas échéant. 27.7 Employment Law Compliance. Should a discrepancy (including contravention, conflict or inconsistency) exist between any express written term in the Plan, on the one hand, and minimum statutory entitlements provided for under applicable employment or labour standards legislation, on the other hand, the minimum statutory entitlements provided for under employment or labour standards legislation will prevail and Participant’s entitlements (as applicable) shall be increased only to the extent necessary to satisfy the minimum statutory requirements. 27.8 No Fractions. No fractional Shares shall be issued under the Plan or any Award Agreement and no cash amount shall be payable in respect thereof. 27.9 Voluntary Participation. Participant’s participation in the Plan is voluntary. 27.10 Securities Law Information. The following defined term in Section 2 of the Plan are modified for issuances of securities to eligible persons in Canada such that the following supplements the existing defined terms: “Group” – in order to be included in the Group, an entity means a person (which includes a corporation) that controls the Company or is controlled by the Company or is controlled by the same person 28 that controls the Company. For this purpose, a person (first person) is considered to control a person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person (over 50%); or a written agreement or indenture. You understand that, subject to any contractual restrictions that are applicable, you are permitted to sell Shares acquired pursuant to the Plan, provided that the Company is a “foreign issuer” that is not a public company (“reporting issuer”) in any jurisdiction of Canada and the sale of the Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any Broker is appointed under the Plan, you shall sell such securities through the Broker. 27.11 Foreign Asset/Account Reporting Information. Canadian residents are required to report any “foreign property” on form T1135 (Foreign Income Verification Statement) if the total cost of such property exceeds a certain threshold (currently CDN$100,000) at any time in the year. It is your responsibility to comply with these reporting obligations, and you should consult with your own personal tax advisor in this regard. 27.12 Right to acquire newly-issued Shares. Notwithstanding any provision of the Plan (including Section 10.2 or 19.2 of the Plan) or any related Award Agreement, your Award shall entitle you, upon fulfillment of the requisite conditions, to acquire newly-issued Shares, and may not be cash-settled (or otherwise settled) without your consent.

29 29. COUNTRY SCHEDULE – GHANA This schedule (“Schedule”) shall apply to all Participants of the Plan who are employed by a Ghanian Employer Company (“Ghanaian Participants”). Ghanaian Participants shall be subject to the Rules, as amended by this Schedule. For the avoidance of doubt, all references to the “Plan” in this Schedule should be interpreted to mean “the Plan as amended by this Schedule”. DEFINITIONS AND INTERPRETATION References in this Schedule to: (a) a "clause" relate to a clause of the Plan; and (b) a "paragraph" relate to a paragraph of this Schedule. Where there is any conflict between the Rules and the paragraphs of this Schedule, the provisions of this Schedule will prevail. Unless otherwise stated, the words and expressions below have the following meanings for purposes of this Schedule and replace/ remove or delete the definitions duplicated terms in the Rules where applicable: 29.1.3.1 “Participant” means an Eligible Employee that receives an Award in terms of clause 9 and who has accepted such Award; in the case of the Employee’s death the term “Participant” includes the administrator or executor of Employee’s deceased estate; PART3 - AWARDS AWARDS Clause 9.4 of the Rules is replaced by the following paragraphs in respect of Ghanaian Participants: “9.4 An Employee who wishes to accept an Award must deliver an acceptance notice to the Employer Company on or before the date indicated in the Award Letter confirming their acceptance of the terms and conditions of the Plan, otherwise the Award will be deemed to have been rejected. That acceptance notice, once delivered, will be binding in respect of the Award, and may not be subsequently revoked by the Employee. ” 30 30. COUNTRY SCHEDULE – PERU This schedule (“Schedule”) shall apply to all Participants of the Plan who are employed by a Peruvian Employer Company (“Peruvian Participants”). Peruvian Participants shall be subject to the Rules, as amended by this Schedule. For the avoidance of doubt, all references to the “Plan” in this Schedule should be interpreted to mean “the Plan as amended by this Schedule”. For Participants based in Peru, the Plan shall be interpreted in accordance with Peruvian employment and tax regulations, where applicable. Any discretion afforded to the Committee must be exercised in accordance with Peruvian constitutional and labour law principles, particularly those set forth in Articles 2(2) and 26 of the Constitution, which prohibit arbitrary or discriminatory treatment. DEFINITIONS AND INTERPRETATION References in this Schedule to: (a) a "clause" relate to a clause of the Plan; and (b) a "paragraph" relate to a paragraph of this Schedule. Where there is any conflict between the Rules and the paragraphs of this Schedule, the provisions of this Schedule will prevail. Unless otherwise stated, the words and expressions below have the following meanings for purposes of this Schedule and replace/ remove or delete the definitions duplicated terms in the Rules where applicable: 30.1.3.1 “Fault Termination” means the termination of employment of a Participant by the Group by reason of- 30.1.3.1.1 “gross misconduct” defined in Article 25 of the Supreme Decree No. 003-97- TR; 30.1.3.1.2 poor performance; 30.1.3.1.3 retirement before the Retirement Date; or 30.1.3.1.4 resignation by the Participant; 30.1.3.1.5 dismissal from a position of trust 30.1.3.2 “Malus Policy” means the Gold Fields Group Services Malus Policy which may be applicable, as amended from time to time and consented to by the Participant in the Award Letter, which gives the Committee the discretion to reduce any unvested Award as described in the Malus Policy; “Retirement” means in relation to a Participant employed in a jurisdiction where the concept of ‘Retirement’ applies, such retirement age as is specified in the Participant’s contract of employment (or Service Agreement, as the case maybe) or as otherwise determined by the Group, or with the approval of the Board, prior to the normal retirement age, where applicable; 31 PART 4 - GENERAL TAX LIABILITY The following paragraph is inserted after clause 19.2 of the Rules: “19.3 Notwithstanding any other provision in the Plan, each Participant shall be solely responsible for complying with their personal tax obligations arising in their country of residence. The Company and any Employer Company shall have no liability for any personal tax filings, payments, penalties, or interests due in such jurisdiction, in relation to the receipt, vesting or settlement of Awards.” DATA PROTECTION Clause 24 of the Rules is replaced by the following paragraphs: “24.1 By their participation in the Plan, a Participant understands, agrees and expressly consents and acknowledge to the aspects listed below in addition to the Group’s Privacy Policy: 24.1.1 the collection and processing of their Personal Information by the Employer Company, the Company, and any member of the Group for all purposes reasonably connected and associated with the Participant’s participation in the Plan and the administration of the Plan; 24.1.2 their Personal Information being shared and processed by external service providers, or any third parties authorised to process the Personal Information on behalf of the Employer Company, the Company and any member of the Group from time to time for purposes of the administration of the Plan previously described; 24.1.3 the transferring of their Personal Information to or between any of such persons for all purposes reasonably connected with the administration of the Plan and the processing of such Personal Information by such persons for purposes previously described and all purposes reasonably connected with the administration of the Plan; 24.1.4 the transfer of their Personal Information to locations outside of South Africa and being stored outside of South Africa from time to time. In this regard, duly authorised representatives shall be entitled to access the Personal Information irrespective of the location from which they do so for all purposes reasonably connected with the administration of the Plan; and 24.1.5 the retention of their Personal Information for such period as reasonably required for lawful purposes relating to the functions or activities of the Employer Company, the Company and any member of the Group. 24.2 The Participant warrants that all their Personal Information provided to the Employer Company, the Company, any member of the Group, or any other third-party authorised to process the Personal Information is, always, up to date, true and correct, and undertakes to update their Personal Information as and when required. The Participant understands that any 32 inaccurate or false information of any kind may impact on their participation in the Plan. 24.3 The Employer Company, the Company, or any member of the Group, will take appropriate and reasonable steps to protect Participants’ Personal Information that has been collected by, or provided to it, and to prevent the loss, destruction of or unlawful access to or unauthorised disclosure of such information. 24.4 The Participant acknowledges that they have been informed about the optional nature of granting their consent and the possibility of withdraws it at any time as well as exercising their rights of access, rectification, cancellation and opposition for processing their Personal Information by written request sent by email to the Secretary. However, if a Participant refuses or otherwise fails to provide their Personal Information (or fails to give, or withdraws, their consent for the processing of their Personal Information), the Participant may not be eligible to participate in the Plan and/or this will result in a postponement of the Participant’s rights under the Plan and/or the postponement of the settlement of their allocation. 24.5 The Participant declares that they have been informed about the ownership, address and location of the database where their Personal Information will be processed and store in accordance with the purposes of the Plan and that it will depend on their physical location within the Group’s companies. Furthermore, Participant’s Personal Information will be processed for the purposes of the Plan in accordance with local data protection provisions where Participant are located and necessary measures will be taken to ensure its security and confidentiality. “ GENERAL PROVISIONS The following paragraph is inserted after clause 27.2: “27.3 Participation in the Plan is entirely discretionary and does not form part of any Participant’s terms and conditions of employment. Participation does not constitute a contractual right, and the Company reserves the right to amend, suspend or terminate the Plan at any time without giving rise to any claim for compensation, damages, or acquired rights under any local labour legislation.”